UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	May 25, 2010
(Date of earliest event reported)	May 20, 2010

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our 2010 annual meeting of shareholders on May 20, 2010.  At this meeting the Company’s shareholders approved two proposals.  The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 26, 2010.  The individuals set forth below were elected to our Board of Directors by a majority vote of our shareholders to serve for a term of one year.

	Director	Votes For	Votes Against	Abstained	Broker Non-Votes
	James C. Day	81,135,383	1,397,302	695,103	12,124,039
	Julie H. Edwards	72,508,576	10,155,634	563,578	12,124,039
	William L. Ford	69,902,344	12,630,862	694,582	12,124,039
	John W. Gibson	80,274,693	2,315,723	637,372	12,124,039
	David L. Kyle	70,485,872	12,102,359	639,557	12,124,039
	Bert H. Mackie	69,418,371	13,006,591	802,827	12,124,039
	Jim W. Mogg	81,115,618	1,344,667	757,873	12,124,039
	Pattye L. Moore	72,247,214	10,258,814	721,760	12,124,039
	Gary D. Parker	79,493,362	3,044,066	690,359	12,124,039
	Eduardo A. Rodriguez	81,768,348	709,795	749,644	12,124,039
	Gerald B. Smith	81,085,043	1,443,643	699,102	12,124,039
	David J. Tippeconnic	81,006,130	1,501,723	719,935	12,124,039

In addition, at this meeting our shareholders approved by a majority vote the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010, as follows:

		Votes For	Votes Against	Abstained
		94,146,202	525,819	679,806

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	May 25, 2010	By:	/s/ Curtis L. Dinan
Senior Vice President - Chief Financial Officer and Treasurer

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